UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017 (June 7, 2017)

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 CHALLENGER RD, SUITE 340 RIDGEFIELD PARK, NEW JERSEY	07660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 935-3232

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of CCA Industries, Inc. held on June 7, 2017 the following directors were elected by the Common Stock shareholders:

Lance Funston, 3,183,013 votes for, 23,542 votes withheld
Stephen A. Heit, 3,119,515 votes for, 87,040 votes withheld
S. David Fineman, 3,172,843 votes for, 33,712 votes withheld

The following directors were elected by the Common Stock Class A shareholders:

Sardar Biglari, 967,702 votes for, 0 votes withheld
Philip Cooley, 967,702 votes for, 0 votes withheld
Christopher Hogg, 967,702 votes for, 0 votes withheld
Linda Shein, 967,702 votes for, 0 votes withheld

Proposal number two for the advisory vote on executive compensation was approved with 2,576,954 votes for, 615,047 votes against and 14,554 votes abstained.

Proposal number three for the approval of the 2015 CCA Industries, Inc. Incentive Plan, as Amended was approved with 3,014,241 votes for, 179,423 votes against and 12,891 votes abstained.

Proposal number three for the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for fiscal year ended November 30, 2016 was ratified, 4,853,238 votes for, 17,056 votes against and 18,229 votes abstained.

No other business was brought before the meeting for a vote by the shareholders.

Item 8.01 Other Events

The Company issued a press release on June 14, 2017, announcing the voting results for the shareholders annual meeting that took place on June 7, 2017.

Item 9.01 Exhibits

The following exhibits are annexed hereto:

99.1 Press release issued June 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     June 14, 2017

CCA Industries, Inc.
Registrant

By:         /s/ Stephen A. Heit x
Stephen A. Heit
Executive Vice President &
Chief Financial Officer